UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2023

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2023, Actelis Networks, Inc. (the “Company”), a Delaware corporation, entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Offering”) (i) 301,000 shares (the “Shares”) of common stock of the Company, $0.0001 par value (the “Common Stock”), (ii) 970,187 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 970,187 shares of Common Stock and (iii) warrants to purchase up to 1,271,187 shares of Common Stock (“Common Warrants” and collectively with the Shares and the Common Warrants, the “Securities”) for a purchase price of $1.18 per share of Common Stock and related Common Warrant or $1.1799 per Pre-Funded Warrant and related Common Warrant, for a total aggregate gross proceeds of approximately $1.5 million. The Offering closed on December 20, 2023.

The Common Warrants have an exercise price of $1.18 per share, are exercisable commencing on the effective date of shareholder approval of the issuance of the shares issuable upon exercise of the Common Warrants and expire five and one-half years following the issuance. The Pre-Funded Warrants were sold in lieu of shares of Common Stock, are exercisable immediately upon issuance, have an exercise price of $0.0001 per share and expire when exercised in full. Under the terms of the Common Warrants and Pre-Funded Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), and 9.99%, respectively, of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, subject to certain exceptions, until 60 days after the effective date of the registration statement to be filed in connection with Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of six months following the effective date of the registration statement to be filed in connection with Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price. The Company also agreed to seek approval from its shareholders (the “Shareholder Approval”) within 90 days following the closing date of the Offering for the issuance of the shares issuable upon exercise of the Common Warrants and the Warrant Amendment (as defined below).

As part of the Offering, the Company entered into a Registration Rights Agreement, dated December 17, 2023, with the Investor, pursuant to which the Company agreed to register the resale of the shares of Common Stock sold in the Offering and the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants. The Company will use its commercially reasonable best efforts to file the registration statement by January 8, 2024 and cause the registration statement to be declared effective within 45 days after January 31, 2024 (or 75 days in the event the registration statement is reviewed in “full”). If the Company fails to meet the specified filing deadlines or keep the registration statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay certain liquidated damages to the Investor. The Company also agreed, among other things, to indemnify the Investor under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

In addition, the Company and the Investor entered into a warrant amendment agreement (the "Amendment") related to certain outstanding warrants to purchase up to 999,670 shares of the Common Stock (the "Existing Warrants"), issued to the Investor in a private placement offering consummated in May 2023, or issued in connection with a prior amendment to the Existing Warrants, pursuant to which reduce the exercise price of the Existing Warrants will be reduced to $1.18 per share. The Warrant Amendment is subject to Shareholder Approval. In the event that the Shareholder Approval is not obtained, the Warrant Amendment shall be null and void and the provisions of the Existing shall remain unchanged.

The Offering of the Securities, including any shares of Common Stock issuable thereunder, was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities were offered and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the issuance and sale of the Securities. The Company has agreed to pay up to an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering. The Company also agreed to pay Wainwright $35,000 for non-accountable expenses and a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed to issue to Wainwright, or its designees, unregistered warrants to purchase up to 7.0% of the aggregate number of the Shares and Pre-Funded Warrants sold to the Investor (or warrants to purchase up to 88,983 shares of Common Stock) at an exercise price per share of $1.475 and a term of five and one-half years (the “Placement Agent Warrant”). The Placement Agent Warrant and the shares of Common Stock issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing descriptions of the Common Warrants, the Pre-Funded Warrants, Placement Agent Warrant, the Purchase Agreement, Warrant Amendment and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, forms of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, hereto, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

On December 18, 2023, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached Exhibit 99.1 and it incorporated herein by reference.

On December 20, 2023, the Company completed the Offering and issued a press release regarding the completion of the Offering. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description.
4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement.
10.2	Form of Warrant Amendment
10.3	Form of Registration Rights Agreement.
99.1	Press Release issued December 18, 2023.
99.2	Press Release issued December 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: December 20, 2023	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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